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EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      Each of the undersigned hereby certifies, in his capacity as an officer of Superior Industries International, Inc. (the "Company"), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

      - The Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      - The information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

      Dated: August 7, 2003


                                            /s/ Louis L. Borick
                                            ------------------------------------
                                            Name:  Louis L. Borick
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer

                                            /s/ R. Jeffrey Ornstein
                                            ------------------------------------
                                            Name:  R. Jeffrey Ornstein
                                            Title: Vice President and
                                                   Chief Financial Officer